EX-21

Exhibit 21

Subsidiaries of Talk Visual Corporation

Jurisdiction
Of Incorporation           Name
----------------           ----------------------------------------------

California                 Sacramento Results, Inc.

Ontario, Canada            The Ontario International Property Corporation

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